                                 LOAN AGREEMENT


                  AGREEMENT, dated as of the 2nd day of September, 1999, by and between GILTNER STEVENS with a principal office at 2531 East 32nd Street, Joplin, Missouri 60804 (the "Lender") and PREMIER CLASSIC ART, INC., a Delaware corporation with its principal office at 1158 Staffler Rd., Bridgewater, NJ 08807 (the "Borrower").

                               W I T N E S E T H:
                               - - - - - - - - -

                  WHEREAS, Borrower has entered into an Agreement to acquire all of the issued and outstanding shares of capital stock of Cool Classic Incorporated ("CCI"), the owner of original production cels ("Cels") used in the production of animation art (the "Acquisition") pursuant to a Plan and Agreement of Reorganization dated September 2, 1999 (the "Exchange Agreement") between Borrower, CCI and Joe Cool Collectives, Inc. ("JCC") the sole shareholder of CCI; and

                  WHEREAS, the Borrower has entered into an agreement to acquire from Royal Animated Art, Inc. certain distribution and production rights to certain animated characters (the "Distribution Rights"); and

                  WHEREAS, in order to finance the Acquisition and the acquisition of the Distribution Rights, the Borrower is borrowing from the Lender the sum of Seven Hundred Seventy Five Thousand ($775,000) Dollars, in consideration of which the Borrower is issuing to the Lender, a Convertible Note (as hereinafter defined) and granting to the Lender a security interest in 200,000 Cels (the "Cels"), as more fully hereinafter provided; and

                  WHEREAS, to induce the Lender to enter into this Agreement, the Borrower will execute and cause to be executed certain collateral security documents and instruments, all as more fully hereinafter provided in Article II hereof.

                  NOW, THEREFORE, it is agreed as follows:


                                    ARTICLE I

                              COMMITMENT OF LENDER;
                              BORROWING CONDITIONS

                  1. Commitment. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a term loan to the Borrower (the "Loan") (as hereinafter defined) in the aggregate principal amount of Seven Hundred Seventy Five Thousand ($775,000) Dollars (the "Loan Amount").

                  2.  Convertible Promissory Note.

                      (a) General. The Loan shall be evidenced by a negotiable convertible promissory note, issued by the Borrower substantially in the form of Exhibit A annexed hereto (the "Convertible Note"), dated the date of the closing of the transaction contemplated by this Agreement (the "Closing Date"), in the Loan Amount. The Convertible Note shall be in the Loan Amount and payable in full one year from the Closing Date.

                      (b) Interest. The unpaid principal amount from time to time outstanding on the Convertible Note shall bear interest at the rate of ten and one half (10 1/2%) percent per annum, computed on the basis of the actual number of days elapsed in a year of 360 days. Interest shall be payable monthly in arrears commencing ninety (90) days from the date of the Convertible Note and on the same day of each month thereafter and at maturity (each such date is hereinafter referred to as an "interest payment date").

                      (c) Late Charge. If any payment due is not paid within five (5) days of the interest payment date, the Borrower shall pay the Lender, a late charge, to reimburse the Lender for administrative costs and expenses occasioned by the late payment and not as a penalty, in an amount equal to two (2%) percent of the delinquent payment, or the maximum late charge permitted by applicable law or government regulation, whichever is less. Lender shall use his best efforts to notify Borrower of its delinquent payment prior to the incurrence of a late charge, provided, however, that failure by Lender to so notify Borrower shall not relieve Borrower of its obligation to pay such late charge. In the event any check given by the Borrower to the Lender is dishonored, the Borrower shall pay to the Lender, in addition to the aforesaid late charge, an administrative fee of $75.00.

                      (d) Prepayment. At any time from and after the date hereof, Borrower may from time to time, on any interest payment date and upon at least thirty (30) days prior written notice to the Lender, prepay the Convertible Note, in whole but not in part, without a premium; provided, however, that upon receipt of a prepayment notice the Lender may, at any time up to the immediately succeeding interest payment date, elect to convert all of the outstanding principal amount of the Convertible Note into shares of capital stock of the Borrower in accordance with the provisions of clause (e) of this Section Two.

                      (e) Conversion. Pursuant to the terms of the Convertible Note, the Lender shall have the right at its sole option to convert into shares of common stock of the Borrower, par value $.001 per share (the "Common Stock"), the entire principal amount of the Convertible Note, in whole or in part, at a price of $3.10 per share (the "Conversion Price") and subject to the following terms and conditions:

                          (i) Automatic Conversion. If at any time during the
term of the Note, the closing market bid price of the Common Stock equals or exceeds $5.50 per share for a period of twenty (20) consecutive trading days as reported on a national exchange, (if any), NASDAQ, the Over-the-Counter Bulletin Board or any other electronic quotation system, the Convertible Note shall automatically be converted, on the last trading day of such period into a number of shares of Common Stock to be determined by dividing the outstanding balance of the Note by the Conversion Price.

                          (ii) Reservation of Shares. The Borrower shall at all
times reserve and keep available, free from preemptive rights, unissued or treasury shares, shares of Common Stock sufficient to effect the conversion of the Convertible Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal of the Convertible Note, the Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                          (iii) Anti-Dilution Adjustments. The Conversion Price
shall be subject to adjustment as follows:

                                (x) In case the Borrower shall at any time
subdivide or combine the outstanding shares of common stock, declare a stock dividend, stock split, reverse stock split or other similar transaction or reclassify its common stock, the Conversion Price in effect immediately prior to such transaction shall be proportionately adjusted to reflect the effect of such transaction. Any such adjustment shall be effective at the close of business on the date such transaction shall become effective.

                                (y) In case of a consolidation or merger of the
Borrower with or into another corporation (other than a merger or consolidation in which the Borrower is the continuing corporation and which does not result in a reclassification of outstanding shares of common stock of the class issuable upon the conversion of the Convertible Note and pursuant to which the security holders of the Borrower are not entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the Borrower as an entirety or substantially as an entirety, the

Borrower or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Lender shall have the right thereafter to convert the Convertible Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance by the Lender, of the number of shares of common stock of the Borrower into which the Convertible Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions shall similarly apply to successive reclassification of shares of common stock and to successive consolidations, mergers, sales, or conveyances.

                  Upon conversion, all accrued interest on converted amounts of principal of the Convertible Note shall be due, but no principal or interest shall thereafter be due or payable under the Convertible Note with respect to the principal converted, and the Note shall be cancelled upon such payment of accrued interest and expenses.

                  2. Additional Shares. At Closing, Borrower shall sell to Lender, for $.001 per share, 100,000 shares of Borrowers' Common Stock (the "Additional Shares"), all of which shares shall be restricted securities as that term is defined in the Securities Act of 1933, as amended (the "Act") which shares will bear a restrictive legend to that effect.

                  3. Warrant. As additional consideration for the Loan, Borrower shall issue to Lender a Warrant (the "Warrant") to purchase 400,000 shares of capital stock of the Borrower exercisable, for a term of three (3) years, at $1.00 per share, commencing thirteen (13) months after the date of the Convertible Note (the "Warrant Shares"), in the form annexed thereto as Exhibit B.


                                   ARTICLE II

                                    SECURITY

                  1. Security. All of the obligations of the Borrower under this Agreement and the Convertible Note shall be secured by the following:

                      (a) A first priority security interest in and to 200,000 Cels pursuant to the terms of a security agreement in the form annexed hereto as Exhibit C (the "Security Agreement"); and

                      (b) An insurance policy on the Cels, naming the Lender as an additional insured, in the minimum amount of $1,500,000, a binder for which is to be delivered on the Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  1.  Representations and Warranties of the Borrower.

                  The Borrower makes the following representations and warranties:

                      (a) Organization and Authorization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized to transact business and is in good standing in every other jurisdiction where the failure to qualify to do business would have a material adverse effect upon the Borrower, and the Borrower is duly authorized and empowered to create, grant and issue the Convertible Note, the Warrant, the shares underlying the Convertible Note (the "Conversion Shares") and the shares underlying the Warrant (the "Warrant Shares") and to execute and deliver this Agreement. The Borrower has the corporate power to own, lease and operate its assets, and to carry on its business as presently conducted. All corporate action on the part of the Borrower requisite for the due creation, issuance and delivery of this Agreement, the Warrant, the Convertible Note, the Warrant Shares and the Conversion Shares and the Security Agreement has been duly and effectively taken. This Agreement, the Security Agreement, the Convertible Note and the Warrant, upon the granting, issuance and delivery thereof, will be, valid, binding and enforceable obligations of the Borrower, in accordance with their respective terms and compliance herewith will not violate any provision of law, the corporate charter or by-laws of the Borrower, or any agreement, judgment, order or decree to which the Borrower is a party or otherwise bound subject to applicable bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights. No approval or consent of any governmental agency or body of the United States or any state thereof or of any other entity or person is required as of the Closing Date for the legal and valid execution and delivery by the Borrower of this Agreement, and the Security Agreement, the issuance by the Borrower of the Convertible Note or the Warrant pursuant to this Agreement, the Warrant Shares or the Conversion Shares upon conversion of the Convertible Note or exercise of the Warrant or the performance of any obligation of the Borrower under any provision of the Security Agreement or this Agreement.

                      (b) Capitalization. On the Closing Date, on consummation of the transactions contemplated hereby, the Borrower's authorized capital stock will consist solely of 50,000,000 shares of Common Stock, par value $.001 per share and 10,000,000 shares of preferred stock $.002 per share. Except as set forth herein and in Schedule 1 hereto, no person has any agreement, subscription, option or warrant, or any other right or commitment entitling such person to acquire from the Borrower any shares (whether or not outstanding on the date of this Agreement) of the Borrower's capital stock or any other securities (whether or not outstanding on the date of this Agreement) which are convertible into or exchangeable or exercisable for any such shares. There are no agreements or other instruments of any kind to which the Borrower or, so far as the Borrower knows, any person, is or upon the consummation of the transactions contemplated hereby will be, a party which relate to the voting of the Borrower other than the certificate of incorporation and by-laws of the Borrower. Except as set forth on Schedule 2 hereto, there are no binding agreements providing registration rights to stockholders or holders of other securities of the Borrower.

                      (c) Title to and Condition of Properties. Except as otherwise herein provided and after giving effect to the Acquisition, the Borrower owns outright, free and clear of all liens, claims, encumbrances, or any interest of any third person of any nature whatsoever all of its properties and assets. The business conducted by the Borrower conforms in all material respects with all applicable ordinances and regulations and building, zoning and other laws. All of the property and assets of the Borrower are in good repair, working order and condition subject to normal wear and tear and depreciation.

                      (d) Litigation. There is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened, against or affecting the Borrower and/or its subsidiaries which (a) involves the possibility of any judgments or liabilities aggregating more than Ten Thousand ($10,000) Dollars in the aggregate not fully covered by insurance or (b) which may materially and adversely affect the assets of the Borrower or the right of the Borrower to carry on its business as now conducted or as contemplated pursuant to the Exchange Agreement.

                      (e) Other Documents. The following further documents are being delivered herewith, all of which are true, complete and accurate:

                          (i) Copies of the Certificate of Incorporation (and
all amendments thereto) of the Borrower.

                          (ii) Certified copies of the By-Laws of the Borrower
as amended to date.

                          (iii) Certificates of Good Standing of the Borrower.

                      (f) Offerings. The Borrower has not sold any securities within the twelve month period prior to the Closing Date in reliance on any exemption under Section 3(b) of the Act or in violation of Section 5(a) of the Act that along with the offering contemplated herein would result in aggregate proceeds to the Borrower in excess of One Million ($1,000,000) Dollars.

                      (g) No General Solicitation or Advertising in regard to this Transaction. Neither the Borrower nor any of its affiliates, nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation as that term is used in Rule 502(c) of Regulation D of the Act) or general advertising in connection with the offer and sale of the Convertible Note, the Warrant or the Additional Shares, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Convertible Note or the Conversion Shares under the Act.

                      (h) Eligibility of Borrower under Rule 504(a). The Borrower is a nonreporting issuer, as it is not required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Borrower, as of the Closing Date, is not required by the OTC Bulletin Board to maintain current filings under such sections of the Exchange Act. The Borrower is not subject to the reporting requirements of Sections 13 or 15(d)of the Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Neither the Convertible Note nor the Conversion Shares will bear a restrictive legend with respect to The exemption from registration under the Act pursuant to Rule 504(d) and it is the Borrower's belief that the Lender will be permitted to resell the Conversion Shares without registration under the Act pursuant to Rule 504(d).

                      (i) Filings. The sale and issuance by the Borrower of the Convertible Note, the Warrant and the Additional Shares, is being made pursuant to an exemption from the registration requirements of Section 30-54.215 of the

Missouri Uniform Securities Act to permit the consummation of the sale of the those securities in accordance with Rule 504 of Regulation D of the Act. The Borrower agrees to file a Form D, within 15 days after the Closing Date, with the Securities and Exchange Commission and to file such other form(s) required by "blue sky" laws. The Borrower is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Convertible Note, the Warrant and the Additional Shares in accordance with the terms hereof

                      (j) Taxes. All tax returns of the Borrower and, to the best of Borrower's knowledge after due inquiry, CCI have been duly filed and are correct and all taxes, assessments and other governmental charges upon the Borrower CCI which are shown to be due and payable thereon have been paid. The Borrower does not know of any ongoing tax audit, proposed tax deficiency, assessment, charge or levy against it or CCI, the payment of which is not adequately provided for on the books of the Borrower or CCI.

                      (k) No Other Offering. Neither the Borrower nor any agents acting on its behalf have directly or indirectly offered the Convertible Note for sale other than to the Lender.

                      (l) Full Disclosure. This Agreement and all of the exhibits or schedules attached hereto do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

                      (m) Compliance with Instruments; etc. The Borrower and, to the best of Borrower's knowledge after due inquiry, CCI is not (a) in default under any indenture, agreement or instrument to which it is a party or by which it is bound, (b) in violation of its Certificate of Incorporation, By-Laws or of any applicable law, (c) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (d) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties, condition (financial or otherwise) or business prospects of the Borrower.

                      (n) In connection with an offering pursuant to Rule 504 of Regulation D, wherein the Borrower is raising an additional $225,000 from the sale of 2,250,000 shares of its common stock (the "504 Shares"), pursuant to which the Borrower agrees to accept the subscription of the Lender for 250,000 of such shares (the "Additional 504 Shares"), the Borrower agrees that it will not sell the 504 Shares to any subscriber unless said subscriber agrees, in a subscription agreement (the "Subscription Agreement"), to place the 504 Shares purchased, in escrow, with Bondy & Schloss LLP (the "Escrow Agent"), which shares will be held in escrow by the Escrow Agent until the earlier of one (1) year from the date of such subscription or such time as Lender has received gross proceeds from the sale of the Conversion Shares and/or the Additional 504 Shares, in the amount of $1,251,000 (the "Escrow Period").

                  2. Representations and Warranties of the Lender. The Lender represents and warrants that:

                      (a) Investment Intent. The Convertible Note being acquired hereunder and the Conversion Shares, Warrant and/or Warrant Shares which may be acquired by it upon conversion of the Convertible Note and exercise of the Warrant, if applicable, would be acquired for his own account and not with the view to, or the resale of, in connection with, any distribution or public offering thereof within the meaning of the Act subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Convertible Note and/or the Conversion Shares, in compliance with applicable state securities laws and under an exemption from registration under Rule 504 of the Act. He. understands that neither the Convertible Note, the Conversion Shares, the Warrant or the Warrant Shares have been registered under the Act, that they must be held indefinitely unless they are registered under the Act or are exempt from registration and that the reliance of the Borrower and others upon this exemption is predicted in part upon this representation and warranty.

                      (b) Accredited Investor/Investment Experience. The Lender is an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Borrower. As of the Closing Date, Lender (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risk of an investment in the Convertible Note, Warrants and Additional Shares for an indefinite period, and
(iv) can afford the complete loss of his investment. The Lender recognizes the highly speculative nature of this investment.

                      (c) Non-Affiliate Status. The Lender is neither an officer, director nor "affiliate" (as that term is defined in Rule 405 of the Act) of the Company.

                      (d) Disclosure of Documents. The Lender has received all documents, records, books and other information pertaining to the Lender's investment in the Company may that have been requested by the Lender. The Lender has had the opportunity to ask questions of, and receive answers from the Borrower.

                      (e) Manner of Sale. At no time was the Lender presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or adverting in connection with the offer and sale of the Convertible Note, Warrant and Additional Shares.

                      (f) No Advertisements. The Lender is not purchasing the Convertible Note, Warrant nor the Additional Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting.

                      (g) No Legal, Tax or Investment Advice. The Lender understands that nothing in this Agreement or any other materials presented to the Lender in connection with the purchase and sale of the Convertible Note, Warrants or Restricted Securities constitutes legal, tax or investment advice. The Lender has relied on and has consulted with such legal, tax and investment advisors as he, in his sole discretion has deemed necessary or appropriate in connection with his purchase of said securities.

                      (h) Certain Risks. The Lender recognizes that the purchase of the Convertible Note, Warrants and the Additional Shares involves a night degree of risk in that: (i) an investment in the Borrower is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the borrower; (ii) a purchaser may not be able to liquidate his investment; (iii) transferability is extremely limited; (iv) in the event of disposition, the Lender could sustain the loss of his entire investment; (v) no return on investment, whether though distributions, appreciation, transferability or otherwise and no performance by, through or of the Borrower has been promised, assured, represented or warranted by the Borrower, or by any director, officer, employee, agent or representative thereof;(vi) although this offering is being made pursuant to Rule 504(b)(1) of Regulation D of the Act, there may be certain restrictions placed upon the resale of the securities by a particular state.

                      (i) Missouri Uniform Securities Act. The Lender acknowledges that he has been made aware that the securities being offered herein have not been registered under the Missouri Uniform Securities Act in reliance on the Accredited Investor Exemption thereunder and that this representation constitutes the required statement to the effect that the Lender is aware that the securities offered hereby may be disposed of only through a licensed broker-dealer and that Lender is also aware that it is a felony to sell securities in violation of the Missouri Uniform Securities Act.

                      (j) Upon the expiration of the Escrow Period as defined in
Section 1(n) of this Article V, the Escrow Agent will be authorized to distribute the 504 Shares to the subscribers in accordance with the terms of escrow provisions of the Subscription Agreement and/or an escrow agreement.

                                   ARTICLE IV

                                    COVENANTS

                  1.  Affirmative Covenants of the Borrower.

                  Except as specifically set forth herein, so long as any part of the principal of or interest on the Convertible Note remains issued and outstanding, without the prior written consent of the Lender:

                      (a) Discharge Taxes and Indebtedness. The Borrower will pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon or incurred by it or the properties and assets of the Borrower, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings for which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment, debt, claim or charge. The Borrower shall provide the Lender, upon the Lender's request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to the Lender.

                      (b) Insurance. (i) The Borrower shall maintain such insurance on its properties and assets with financially sound and responsible insurance companies, in such amounts as from time to time reasonably required by the Lender but in no event, less than $1,500,000. The Borrower shall (i) deliver to the Lender, upon its request, a detailed list of insurance then in effect, stating (A) the names of the insurance companies, (B) the amounts and rates of the insurance, (C) dates of expiration thereof and the properties and risks covered thereby; (ii) upon request, provide to the Lender copies of all insurance policies. All such policies shall name Lender as an additional insured and shall be part of the collateral securing the Convertible Note.

                      (c) Maintain Properties. The Borrower shall maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business. The Borrower will maintain, preserve and keep all of its properties, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto.

                      (d) Financial Statements, Reports, Certificates. Borrower agrees to deliver to Lender (i) as soon as available, but in any event within forty-five (45) days after the end of each quarter for the first three (3) quarters during each of the Borrower's fiscal years, a company-prepared balance sheet, income statements, and cash flow statement prepared by Borrower, covering Borrower's operations during such period; and (ii) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants and certified, by such accountants to have been prepared in accordance with GAAP. Borrower shall also deliver a copy of each annual, quarterly and other report or financial statements it shall be required to file with the Securities and Exchange Commission, promptly after such filing.

                      (e) Location of Inventory and Equipment. Borrower shall keep its inventory only at the locations identified on Schedule 3; provided, however, that Borrower may amend Schedule 3 so long as such amendment occurs by written notice to Lender not less than thirty (30) days prior to the date on which the inventory is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected, Lender's security interest in such assets.

                      (f) Furnish Information. Promptly on request of the Lender, the Borrower will furnish such information as may reasonably be necessary to determine whether (a) the Borrower is complying with its covenants and agreements contained in this Agreement or (b) an event of default has occurred hereunder.

                      (g) Maintain Office. The Borrower will maintain an office at the address set forth in this Agreement or at such other place as it shall determine upon not less than fifteen (15) days prior notice to the Lender, where notices, presentations and demands to or upon it with respect to this Agreement can be made.

                      (h) Copies of Legal Process and Claims. The Borrower shall, within ten (10) days after receipt, forward to the Lender at his offices, a copy of any communication, notice, legal process or other notification relating to an uninsured claim or alleged claim against it in excess of Ten Thousand ($10,000) Dollars and any proceedings relating to the replevin of any personal property, or to recover possession of any real property, leased or owned by the Borrower. The Borrower shall, within ten (10) days after receipt, forward to the Lender at his office, notice of any proceeding or hearing or threat thereof before any state or Federal bureau, agency, commission, board or department which could materially affect the operation of its business. With respect to any legal process, proceeding or hearing, the return date of which is less than such ten (10) days, notice shall be given forthwith.

                      (i) Additional Documentation. In furtherance of the transactions herein contemplated, the Borrower will execute and cause to be delivered to the Lender and any other holder of the Note such other certificates, documents, statements, agreements and opinions as may be reasonably requested by the Lender during the term of this Agreement.

                      (j) Reserve Shares for Issuance. The Borrower shall at all times take such action as may be necessary to reserve and keep available such shares, such portion of its authorized but unissued shares of capital stock, free from preemptive rights, as shall be required for issuance and delivery of the Conversion Shares or Warrant Shares upon conversion of the Convertible Note or Warrant.

                      (k) Notice of Adverse Change. The Borrower shall promptly give notice to the holder(s) of the Notes (but in any event within seven (7) business days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

                          (i) any Event of Default; or

                          (ii) the institution or threatening of institution of
an action, suit or proceeding against the Borrower before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Borrower, whether or not arising in the ordinary course of business.

Any notice given under this Article V, Section (l)(k) shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Borrower has taken and/or proposes to take with respect thereto.

                      (l) Use of Proceeds. The Borrower shall use approximately 65% of the proceeds of the Loan to finance the costs of the Acquisition and the acquisition of the Distribution Rights with the balance of the proceeds to be utilized for working capital.

                      (m) Compliance With Agreements: Compliance With Laws. The Borrower shall comply with the terms and conditions of all material agreements, commitments or instruments to which the Borrower is a party or by which it may be bound, including but not limited to, the Exchange Agreement. The Borrower shall duly comply in all respects with any relevant laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of ERISA, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

                      (n) Payment of Expenses of Transactions. The Borrower will pay the fees of counsel for the Lender and any other professional fees incurred by the Lender in connection with this transaction not to exceed $5,000, which shall be calculated on the basis of such counsel's customary hourly charges. In addition, the borrower agrees to pay the reasonable expenses incurred by the Lender for travel and travel related expenses in connection with this transaction.

                      (o) Election to Board. For such time as the Convertible Note remains outstanding, the Borrower shall take such action as may be necessary to cause the Board of Directors of Borrower to nominate and recommend to the shareholders of the Borrower, as a proposed member of the Board, at any annual or special meeting of shareholders of the Borrower called for the purpose of voting on the election of directors, or by consensual action of shareholders of the Borrower with respect to the election of directors, one (1) of the Lender's designees if the Board of Directors consists of three (3) members and two of the Lender's designees if the Board of Directors is to consist of five
(5) members.

                      (p) Negative Covenants of the Borrower.

                      On and after the date hereof, and for so long as any part of the principal of or interest on the Convertible Note shall remain unpaid, without the prior written consent of the Lender:

                          (i) No Dividends, Retirement or Purchase of Stock. The
Borrower will not declare or pay any dividend or distribution, in cash or otherwise, on any shares of stock of the Borrower or redeem, return, purchase or otherwise acquire directly or indirectly any of its shares of stock now or hereafter outstanding.

                          (ii) No Indebtedness. Except for indebtedness owing to
the Lender, the Borrower will not incur any indebtedness for borrowed money.

                          (iii) No Guarantees. Except for obligations owing to
the Lender, the Borrower will not assume, endorse or become liable for or guarantee the obligations of any corporation, partnership, individual or other entity excluding the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                          (iv) No Liens. The Borrower will not allow the
mortgage or pledge of, or creation of a security interest in, any of its assets.

                          (v) No Transfer of Assets. The Borrower will not (a)
enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (b) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of the business, property, or assets, whether now owned or hereafter acquired, of Borrower, or (c) acquire by purchase or otherwise all or substantially all of the property, assets, stock, or other evidence of beneficial ownership of any person or entity.

                          (vi) Extraordinary Transactions and disposal of
Assets. Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower will not enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's properties or assets (other than sales of inventory to buyers in the ordinary course of borrower's business as currently conducted).

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

                  1. Events of Default. Any one or more of the following events shall be considered events of default as that term is used herein:


                      (a) If the Borrower defaults in the payment of any installment of principal or interest on the Convertible Note after the same shall become payable as therein or herein set forth; or

                      (b) If default beyond thirty (30) days from notice provided in accordance with Article I, Section 2 shall occur under the terms of the Convertible Note (other than a default covered by clause (a) above), or in any other agreement between the Borrower and the Lender, or in any other document or instrument executed and delivered in connection herewith, or under any agreement or instrument between the Borrower and any third party, which results in an acceleration of the making of Borrower's obligation to such third party or in the termination of such agreement or results in the Borrower becoming immediately liable for any amount to a third party in excess of $25,000; or

                      (c) If any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the Closing Date, or any information, statement, certificate or data furnished hereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

                      (d) Except for a default covered by clauses (a), (b), (c) and (e) hereof, if a default shall be made in the due observance or performance of any other covenant, affirmative or negative, or condition to be kept or performed by the Borrower contained in this Agreement; or

                      (e) If the borrower shall (i) sell all or substantially all of its assets, or (ii) make a general assignment for the benefit of creditors, or (iii) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or of all or a substantial part of its assets, or (iv) be adjudicated a bankrupt, or (v) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors or file a petition or answer seeking to take advantage of any law (whether Federal or state) relating to the relief of debtors


                  2. Acceleration of Loan. Upon the happening of any event of default specified in Article V, Section 1, the Lender or any other holder of the

Convertible Note may, by notice in writing delivered to the Borrower, declare the entire outstanding and unconverted principal amount of the Convertible Note held by such Lender or Borrower and the interest accrued thereon immediately due and payable, and the said principal and interest shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower, Any principal and interest not paid when due and payable shall bear interest thereafter at the lesser of two (2%) percent per month or the maximum rate permitted by applicable law.

                  3. Enforcement of Rights. Upon the happening of any event of default specified in Article VI, Section 1, the Lender or any other holder of the Convertible Note may proceed to protect and enforce its rights with respect to such note and the other documents referred to herein either by suit in equity or action at law, and proceed to obtain judgment or any other relief whatsoever.

                  4. Payment of Expenses. The Borrower shall pay all expenses, court costs and attorneys' fees which may be incurred by the Lender or any other holder of the Convertible Note in connection with or arising out of any default by the Borrower hereunder.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  1.  Conditions of Lenders' Obligations.

                  The obligations of the Lender hereunder shall be subject to the performance by the Borrower of all its agreements theretofore to be performed hereunder and to the following further conditions:

                      (a) Officer's Certificate. The Lender shall have received a certificate or certificates of the President or Vice President and Secretary or Treasurer of the Borrower dated the Closing Date to the effect that:

                          (i) The representations and warranties of Borrower
herein and in any of the loan documents executed in connection with this Agreement are true and correct in all material respects at and as of the Closing Date; and

                          (ii) The Borrower has performed all agreements herein
contained to be performed at or prior to the Closing Date.

                      (b) Certified Copies of Resolutions. The Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower, in form and substance satisfactory to the Lender and its counsel, with respect to the authorization and execution of this Agreement and the Security Agreement, and the issuance of the Convertible Note, the Warrant, the Conversion Shares, the Warrant Shares and the Additional Shares.


                      (c) Delivery of Instruments and Other Documents. The Lender shall have received in form and content satisfactory to it and its counsel, executed copies of (1) the Convertible Note, (ii) the Security Agreement, (iii) such other documents or instruments as the Lender may reasonably request.

                      (d) Acquisition Agreement and Related Documents. The Acquisition shall have closed in accordance with the provisions of the Exchange Agreement and without material departure therefrom, and the Lender shall have received fully executed copies of the Exchange Agreement and other documents executed in connection therewith, and all conditions precedent to the consummation of the Acquisition, substantially as set forth in the Exchange Agreement submitted to the Lender prior to the date hereof (other than the financing provided hereby) shall have been satisfied.

                                   ARTICLE VII

                                     CLOSING

                  1. Closing. The closing of the Agreement and the issuance of the Note to the Lender shall occur at the offices of Bondy and Schloss, LLP, 6 East 43rd Street, New York, NY 10017 at 11:00AM on September 2, 1999 (the "Closing Date") or at such other time or place as the parties shall agree. The Borrower shall pay all counsel fees and expenses payable pursuant to Article V,
Section 1(n) hereof at such closing.

                                   ARTICLE VII

                                  Miscellaneous

                  1. Representation to Survive Closing. All warranties, representations, covenants and agreements made by the Borrower herein shall survive the Closing.

                  2. Notice. All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or left at or posted by pre-paid registered or certified mail (airmail if dispatched to a foreign county) to the party concerned at its address appearing below the or sent by fax to the number and with copy as below indicated, Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post three days after posting (seven days if sent to a foreign country); by fax on the same day as dispatch and receipt is confirmed. The said addresses and fax numbers shall continue in force until alternatives are notified and receipt of such notification has been acknowledged:

                  If to Lender:                  Giltner Stevens
                                                 2531 East 32nd Street
                                                 Joplin, MO 60804
                                                 Tel.: (417) 623-0789
                                                 Fax.: (417) 623-6188

                  With a copy to:                Benton J. Levy
                                                 445 Park Avenue
                                                 New York, NY 10022
                                                 Tel:(212) 207-8787
                                                 Fax:(212) 207-8727

                  If to Borrower:                Premier Classic Art.
                                                 1158 Staffler Road
                                                 Bridgewater, NJ 08807
                                                 Tel: (908) 526-7388
                                                 Fax: (908) 595-0072

                  With a copy to:                Bondy & Schloss LLP
                                                 6 East 43rd Street
                                                 New York, NY 10017
                                                 Attention: Gerald A. Adler
                                                 Tel: (212) 661-3535
                                                 Fax: (212) 972-1677

                  3. Binding upon Successors. All covenants and agreement herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. Lender reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Lender's rights and benefits hereunder; provided, that Lender shall, for informational purposes but not as a requirement , notify the Borrower of the identity of all other assignees or participants who have acquired an ownership interest in the equity of the Borrower as a result thereof. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrowers's business.

                  4. Counterparts. This Agreement may be executed in counterparts at one time or at different times and, irrespective of the date of execution between the parties named herein, it shall be deemed executed as of the date first above written.

                  5. Governing Law; Jurisdiction. This Agreement and the performance of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of New York, wherein it was negotiated and executed, and the parties hereunder consent and agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

                  6. Severability. If any provision of this Agreement is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

                  7. No Waiver of Rights. No course of dealing on the part of the Lender, its officers, agents or employees, nor any failure or delay on the part of the Lender with respect to the exercise of any right, power or privilege given or granted hereunder, the Convertible Note or any other document or instrument executed in connection herewith shall operate as a waiver thereof as to any future defaults, or any single or partial exercise by the Lender of any right, power or privilege granted or contained herein or therein shall preclude the Lender from later or further exercise of any right, power or privilege as to any future defaults. The rights and remedies of the Lender are cumulative and not exclusive of any other remedies under law.

                  8. No Broker. Each of the Lender and Borrower represents and warrants to each other that they have not employed or dealt with any broker in connection with any transactions contemplated by this Agreement and each of the Lender and the Borrower shall indemnify and hold each other harmless from and against any and all claims at any time heretofore or hereafter made for broker's or finder's fees or commissions, which claim or claims arise from, out of, or in connection with any of the transactions with any of the transactions contemplated by this Agreement.

                  9. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise inducted, the inclusive meaning represented by the phrase "and/or." The words, "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, subsection, paragraph, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Security Agreement to this Agreement or any of the Security Agreement shall include all alterations, amendments, changes, extension, modifications, renewals, replacement, substitutions and supplements, thereto and thereof, as applicable.

                  10. Indemnification. In the event the Lender is required to appear before, or participate in, or become involved with, any proceeding initiated by or brought with respect to the Borrower by any government or administrative agency, federal, state or local, investigation the business operations or activities of the Borrower, the Lender shall be reimbursed by the Borrower for all expenses incurred by it in connection therewith, including, but not limited to, attorney's fees. Additionally, the Borrower will indemnify and hold harmless the Lender from each and every liability, loss, obligation, cost or expense which may be imposed or arising out of (x) any such proceeding, or
(y) any of the transactions evidenced hereby.

                  11. Term. This Agreement shall become effective upon execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until September 3, 2000; provided, however, that this Agreement may be terminated sooner at such time as the last to occur of the following events has occurred: the Convertible Note has been paid in full and/or converted into Conversion Shares.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               PREMIER CLASSIC ART, INC.


                                               By: _____________________________
                                                   Charles F. Trapp, President


                                                   _____________________________
                                                   Giltner Stevens